SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2006

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.

Ambac Financial Group, Inc. is filing this Form 8-K to describe ordinary course executive officer compensation actions taken by the Compensation Committee of the Board of Directors of Ambac Financial Group, Inc. (the “Committee”).

At its meetings on January 23rd, the Committee made no changes to any of Ambac’s executive officers’ 2005 base salary. With respect to other compensation of Ambac’s named executive officers (which officers were determined by reference to Ambac’s proxy statement, dated March 29, 2005, plus the addition of Ambac’s Chief Financial Officer, Sean T. Leonard); the Committee took the following actions:

Bonuses for 2005

Name	2005 Cash Bonus Amount	2005 RSU Bonus Amount
Robert J. Genader	$900,000	$400,034
John W. Uhlein, III	618,750	275,000
William T. McKinnon	595,000	140,068
Douglas Renfield-Miller	558,750	248,356
Sean T. Leonard	475,000	0

The bonus awarded to Mr. Leonard was payable in cash. Pursuant to an election made under the Senior Officer Deferred Compensation Sub-Plan of the Ambac 1997 Equity Plan (the “SubPlan”), the Compensation Committee paid 25% of Messrs. Genader’s, Uhlein’s and Renfield Miller’s bonuses in restricted stock units (“RSUs”) and paid 15% of Mr. McKinnon’s bonus in RSUs. For each officer that elects to have up to 25% of his or her bonus awarded in RSUs, the value ascribed to the RSUs awarded under for the Sub-Plan is based on a 25% discount from the market value of Ambac’s common stock on the date of grant to account for vesting requirements and restrictions on transfer of the RSUs. Amounts shown in Messrs. Genader’s, Uhlein’s, Renfield-Miller’s and McKinnon’s columns are based on the market value of the underlying Common stock on the date of grant. The restricted stock units vest over four years.

2006 Restricted Stock Unit Awards

Name	2006 RSU Award
Robert J. Genader	$1,600,000
John W. Uhlein, III	375,000
William T. McKinnon	225,000
Douglas Renfield-Miller	250,000
Sean T. Leonard	375,000

The restricted stock awards vest three years from the grant date.

2006 Stock Option Awards

Name	2006 Stock Option Award
Robert J. Genader	110,000
John W. Uhlein, III	35,000
William T. McKinnon	12,500
Douglas Renfield-Miller	25,000
Sean T. Leonard	19,000

The stock options granted to the named executive officers by the Compensation Committee were granted on January 23, 2006. The stock options have an exercise price per share of $74.425, which was the average of the high and low price of Ambac’s common stock on the New York Stock Exchange on the date of grant. Each executive officer’s stock options will vest in two equal installments when the market price of Ambac’s stock meets or exceeds $92 and $107 for twenty consecutive trading days or no later than the sixth anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated: January 27, 2006

	By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel